Exhibit 10.1

Executive Version
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 30, 2006, by and among Java Detour, Inc., a Delaware corporation (the “Company”), JDCO, Inc., a California corporation (“JDCO”), which upon the Merger Effective Time (as defined below), became a wholly-owned subsidiary of the Company, and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”);

WHEREAS, the Company (formerly named Media USA.com, Inc.), JDCO, Java Acquisition Co., Inc. and certain shareholders of the Company are parties to that certain Merger Agreement dated as of November 30, 2006 (the “Merger Agreement”), pursuant to which, upon the closing of the merger (the “Merger”), JDCO shall become a wholly-owned subsidiary of the Company in accordance with the terms and conditions described in such Merger Agreement (the “Merger Effective Time”);

WHEREAS, it is a condition to the closing of the Merger that the Company consummate a private placement offering of its securities (the “Offering”) pursuant to Regulation D promulgated under the Securities Act;

WHEREAS, the Offering is described in that Confidential Private Placement Memorandum of the Company dated November 30, 2006 (the “Offering Memorandum”); and

WHEREAS, as described in the Offering Memorandum, the Offering consists of the sale of shares of Common Stock of the Company (the “Shares”), along with five (5)-year Investor Warrants (as defined herein) to purchase up to twenty-five percent (25%) of the Shares offered thereby, and the Purchasers desire to acquire that number of Shares set forth on the signature page hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Consulting Shares” means 793,403 shares of the Company’s Common Stock issuable to Hunter at the Closing further to the terms of the Placement Agent Agreement.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan or other arrangement duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, (c) securities issued pursuant to strategic transactions with an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds or pursuant to acquisitions, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) securities issued to consultants for services rendered to the Company in non-capital raising transactions in an amount per individual issuance not to exceed 30,000 shares for particular services rendered.

“GAAP” means generally accepted accounting principles applied on a consistent basis.

“Hunter” means Hunter World Markets, Inc.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(k).

“Investor Warrants” means the Common Stock Purchase Warrants to purchase shares of the Company’s Common Stock, in the form of Exhibit A, delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(vi) hereof.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(i).

“Merger” shall have the meaning ascribed to such term in the recitals.

“Merger Agreement” shall have the meaning ascribed to such term in the recitals.

“Per Share Purchase Price” equals $1.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent Agreement” means that certain Placement Agent Agreement between JDCO and Hunter.

“Placement Agent Warrants” means the Common Stock Purchase Warrants to purchase shares of the Company’s Common Stock, in the form of Exhibit B, delivered to Hunter at the Closing in accordance with Section 2.2(a)(iv) hereof, which warrants shall be exercisable on or after September 1, 2007 until sixty (60) months from the date of issuance and have an exercise price equal to $2.00, subject to adjustment as provided therein. Such warrants shall entitle Hunter to acquire up to the number of shares of Common Stock equal to twenty percent (20%) of the Shares to be sold in the Offering.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Share Registration Rights Agreement” means the Share Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, providing for the registration of the Shares in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Share Registration Rights Agreement or the Warrant Share Rights Registration Agreement and covering the resale by the Purchasers of the Shares and Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Investor Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning ascribed to such term in the recitals.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subsidiary” shall mean JDCO.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or the Pink Sheets.

“Transaction Documents” means this Agreement, the Investor Warrants, the Share Registration Rights Agreement, the Warrant Share Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant Shares” means the shares of the Company’s Common Stock issuable upon exercise of the Investor Warrants.

“Warrant Share Registration Rights Agreement” means the Warrant Share Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company and each Purchaser, providing for the registration of the Warrant Shares in the form of Exhibit D attached hereto, such agreement covering all the shares underlying the Placement Agent Warrants and all other shares of Common Stock underlying other warrants as well as all other shares of Common Stock beneficially owned by Hunter and its affiliates.

ARTICLE II.
PURCHASE AND SALE

2.1  Closing. On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, (x) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, and (y) the Investor Warrants as determined pursuant to Section 2.2(a)(vi). Upon satisfaction of the conditions set forth in Section 2.3, the Closing shall occur at the offices of Troy & Gould, located at 1801 Century Park East, 16th Floor, Los Angeles, California 90067, or such other location as the parties shall mutually agree. The aggregate Subscription Amounts for the Shares sold hereunder shall be up to $10,000,000. Notwithstanding the foregoing, the payment of the aggregate Subscription Amounts and disbursement of funds shall be through an escrow with City National Bank, Los Angeles, California or such other escrow agent as Hunter approves (the “Escrow Agent”).

2.2  Deliveries.

(a)  On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser or Hunter, as the case may be, the following:

(i)  this Agreement duly executed by the Company;

(ii)  a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iii)  the Share Registration Rights Agreement duly executed by the Company;

(iv)  the Warrant Share Registration Rights Agreement duly executed by the Company;

(v)  the Placement Agent Warrants and certificate(s) evidencing the Consulting Shares;

(vi)  evidence satisfactory to such Purchaser and its counsel that the Merger has occurred; and

(vii)  an Investor Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to twenty-five percent (25%) of the Shares to be issued to such Purchaser.

(b)  On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)  this Agreement duly executed by such Purchaser;

(ii)  such Purchaser’s Subscription Amount by wire transfer of same day funds to the account as specified in writing by the Company;

(iii)  the Share Registration Rights Agreement duly executed by such Purchaser; and

(iv)  the Warrant Share Registration Rights Agreement duly executed by such Purchaser.

2.3  Closing Conditions.

(a)  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  minimum aggregate Subscription Amounts for the Shares sold hereunder of $6,000,000;

(ii)  the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(iii)  all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iv)  the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b)  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)  minimum aggregate Subscription Amounts for the Shares sold hereunder of $6,000,000;

(ii)  the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(iii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iv)  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v)  there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)  the Merger shall have been consummated immediately after the Closing on the terms set forth in the Merger Agreement, including that all the conditions to Closing in favor of the Company have been satisfied.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser:

(a)  Subsidiaries. JDCO is the only direct or indirect subsidiary of the Company. The Company owns, directly or indirectly, all of the capital stock of JDCO free and clear of any Liens, and all the issued and outstanding shares of capital stock of JDCO are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)  Organization and Qualification. Each of the Company and JDCO is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor JDCO is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and JDCO is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and JDCO taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or JDCO, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or JDCO is a party or by which any property or asset of the Company or JDCO is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or JDCO is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or JDCO is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. Neither the Company nor JDCO is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company or JDCO of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)  Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Investor Warrants.

(g)  Capitalization. Immediately prior to the Closing and without giving effect to the issuance of the Shares or Investor Warrants, the authorized capital stock of the Company consists of 500,000,000 shares of common stock, $0.001 par value per share, and no shares of preferred stock. As of the date hereof, there are 12,275,000 shares of Common Stock outstanding and no shares of preferred stock outstanding. Immediately prior to the Closing and without giving effect to the issuance of the Shares or Investor Warrants, there will be 12,275,000 shares of Common Stock outstanding and no shares of preferred stock outstanding. In addition, immediately prior to the Closing and without giving effect to the Shares or Investor Warrants, there will be outstanding options and warrants to purchase 160,000 shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares or Investor Warrants. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)  Material Changes. Since September 30, 2006, (i) JDCO has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in JDCO’s financial statements pursuant to GAAP, (ii) the Company has not altered its method of accounting, and (iii) JDCO has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(i)  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, JDCO or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect as it relates to JDCO. Neither the JDCO, nor any current director or officer of the Company or JDCO is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving JDCO or any current director or officer of the Company or JDCO.

(j)  Permits. JDCO possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and JDCO has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(k)  Patents and Trademarks. JDCO has, or has JDCO rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). JDCO has not received a written notice that the Intellectual Property Rights used by it violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(l)  Certain Fees. Other than fees payable to Hunter, no brokerage or finder’s fees or commissions are or will be payable by the Company or JDCO to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(m)  Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(n)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(o)  Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(p)  Financial Statements. The Company has made available to the Purchasers JDCO’s (a) audited balance sheets as at December 31, 2004 and 2005 and related statements of operations, changes in stockholders equity and cash flows for the years ended December 31, 2004 and 2005, and (b) unaudited balance sheets as at September 30, 2006 and the related statement of operations, changes in stockholders equity and cash flows for the nine months ended September 30, 2006 (collectively, the “Financial Statements”). The Financial Statements (i) were in accordance with the books and records of JDCO, (ii) are correct and complete, (iii) fairly present the financial position and results of operations of JDCO as of the dates indicated, and (iv) are prepared in accordance with U.S. GAAP (except that unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein

3.2  Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each of the Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)  Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Investor Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement, the Share Registration Rights Agreement and the Warrant Share Registration Rights Agreement.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement, the Share Registration Rights Agreement and the Warrant Share Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Share Registration Rights Agreement or Warrant Share Registration Rights Agreement, as applicable, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)  Certificates evidencing the Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act provided that at the time a Purchaser requests a removal of the legend on any certificate evidencing all or any portion of any of the Securities, such Purchaser (or a broker acting on such Purchaser’s behalf) provides to the Company (or to the transfer agent on the Company’s behalf), a representation that any of the Securities, sold or to be sold by such Purchaser have been, or will be, sold in accordance with the plan of distribution set forth in the Prospectus and in compliance with the prospectus delivery requirements under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). If all or any portion of an Investor Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares, as the case may be, that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)  Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Shares or Warrant Shares, as the case may be, as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

Nothing in this Section 4.1 shall require the Company to take any action in violation of the Securities Act.

4.2  Furnishing of Information. As long as any Purchaser owns Securities, the Company will use best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3  Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4  Publicity. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.5  Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and Warrant Shares pursuant to any exercise of Investor Warrants, as the case may be, pursuant to this Agreement.

4.6  Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.7  Subsequent Equity Sales. Except for Exempt Issuances, from the date hereof until the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents.

4.8  Delivery of Shares After Closing. The Company shall deliver, or cause to be delivered, the respective Shares purchased by each Purchaser to such Purchaser within ten (10) Trading Days of the Closing Date.

4.9  Most Favored Nations. If, at any time and from time to time during the period commencing on the Closing Date and ending on the first (1st) anniversary of the Effective Date, the Company issues additional shares of Common Stock or Common Stock Equivalents (the “Additional Shares”) at a price or exercise price per share of Common Stock (the “Effective Price”) less than the Per Share Purchase Price, then the Company shall provide notice thereof to the Purchasers, and, within twenty (20) business days from receipt of such notice, the Purchasers or any of them shall have the right to purchase additional shares of Common Stock (the “Purchase Shares”) at a purchase price equal to the par value (the “Purchase Share Price”) in accordance with the following:

(a)
there shall be calculated a per share price (the “Adjusted Price”) determined by a fraction, the numerator of which shall be $16,000,000 PLUS the product of the number of Additional Shares multiplied by the Effective Price PLUS any prior products of previously issued Additional Shares multiplied by the applicable Effective Price(s) with respect to such issuances, and the denominator of which shall be 16,000,000 PLUS the number of Additional Shares PLUS any previously issued Additional Shares.

(b)
The Purchaser shall be entitled to purchase that number of Purchase Shares at the Purchase Price equal to the difference between the product of the total dollars paid by Purchaser for shares of common stock hereunder (the “Purchaser Amount”) divided by the Adjusted Price LESS the product of the Purchaser Amount divided by the Per Share Purchase Price.

By way of example only, if the Company issued 4,000,000 Additional Shares at an Effective Price of $0.50 per share, and there had been no previous adjustments further to this Section 4.9, the Adjusted Price would be $0.90 ($16,000,000 PLUS $2,000,000 divided by 16,000,000 PLUS 4,000,000). If the Purchaser purchased $1,000,000 of Common Stock further to this Agreement, he/she/it would be entitled to purchase 111,111 Purchase Shares (1,000,000 divided by 0.90 or 1,111,111 shares LESS 1,000,000 divided by 1.00 or 1,000,000 shares).

Notwithstanding the foregoing, no adjustment will be made in respect of Exempt Issuances.

4.10  Board Nominee. At each of the next two annual meetings of stockholders where directors are elected, the Company agrees to place Hunter’s designee on the slate of directors for nomination to the Board at each such meeting. In addition, the Company agrees to cause a proposal to be put in front of the Board of Directors for its consideration at its next regular meeting following Hunter’s selection of a designee to elect such designee to a vacancy presently existing as of the date hereof on the Board of Directors.

ARTICLE V.
MISCELLANEOUS

5.1  Termination. This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before December 31, 2006; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2  Fees and Expenses. The Company shall deliver, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as otherwise set forth in this Agreement or in the Placement Agent Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.3  Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (Eastern Standard Time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (Eastern Standard Time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least a majority of the Shares and Warrant Shares (exercised and unexercised) at such time or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers.”

5.8  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10  Survival. The representations and warranties herein shall survive the Closing and delivery of the Shares and Warrant Shares for two (2) years from the date hereof.

5.11  Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15  Acknowledgement. The undersigned acknowledge that City National Bank is acting solely as Escrow Agent in connection with the Offering and makes no recommendation with respect thereto. The Escrow Agent has made no investigation regarding the Offering or any entity or person involved in the Offering.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Java Detour, Inc.		Address for Notice:
Java Detour, Inc. 2121 Second Street Building C, Suite 105 Davis, CA 95618

By:	/s/ Michael Binninger
Name: Michael Binninger
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Thomas J. Poletti, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Boulevard
Seventh Floor
Los Angeles, CA 90067

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO JAVA DETOUR, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Absolute Return Europe Fund /s/ Florian Homm
Signature of Authorized Signatory of Investing Entity: Florian Homm
Name of Authorized Signatory: Chief Investment Officer
Title of Authorized Signatory:
Email Address of Authorized Entity:

Address for Notice of Investing Entity:

c/o Todd Ficeto
Hunter World Markets, Inc.
9300 Wilshire Blvd.
Penthouse Suite
Beverly Hills, CA 90212

Address for Delivery of Shares for Investing Entity (if not same as above):

Subscription Amount: $3,500,000

__________ shares of Common Stock

EIN Number:

[PURCHASER SIGNATURE PAGES TO JAVA DETOUR, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: European Catalyst Fund /s/ Florian Homm
Signature of Authorized Signatory of Investing Entity: Florian Homm
Name of Authorized Signatory: Chief Investment Officer
Title of Authorized Signatory:
Email Address of Authorized Entity:

Address for Notice of Investing Entity:

c/o Todd Ficeto
Hunter World Markets, Inc.
9300 Wilshire Blvd.
Penthouse Suite
Beverly Hills, CA 90212

Address for Delivery of Shares for Investing Entity (if not same as above):

Subscription Amount: $2,500,000

__________ shares of Common Stock

EIN Number:

[PURCHASER SIGNATURE PAGES TO JAVA DETOUR, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Absolute German Fund /s/ Florian Homm
Signature of Authorized Signatory of Investing Entity: Florian Homm
Name of Authorized Signatory: Chief Investment Officer
Title of Authorized Signatory:
Email Address of Authorized Entity:

Address for Notice of Investing Entity:

c/o Todd Ficeto
Hunter World Markets, Inc.
9300 Wilshire Blvd.
Penthouse Suite
Beverly Hills, CA 90212

Address for Delivery of Shares for Investing Entity (if not same as above):

Subscription Amount: $1,500,000

__________ shares of Common Stock

EIN Number:

[PURCHASER SIGNATURE PAGES TO JAVA DETOUR, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Absolute Large Cap Fund /s/ Florian Homm
Signature of Authorized Signatory of Investing Entity: Florian Homm
Name of Authorized Signatory: Chief Investment Officer
Title of Authorized Signatory:
Email Address of Authorized Entity:

Address for Notice of Investing Entity:

c/o Todd Ficeto
Hunter World Markets, Inc.
9300 Wilshire Blvd.
Penthouse Suite
Beverly Hills, CA 90212

Address for Delivery of Shares for Investing Entity (if not same as above):

Subscription Amount: $300,000

__________ shares of Common Stock

EIN Number:

[PURCHASER SIGNATURE PAGES TO JAVA DETOUR, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Absolute India Fund /s/ Florian Homm
Signature of Authorized Signatory of Investing Entity: Florian Homm
Name of Authorized Signatory: Chief Investment Officer
Title of Authorized Signatory:
Email Address of Authorized Entity:

Address for Notice of Investing Entity:

c/o Todd Ficeto
Hunter World Markets, Inc.
9300 Wilshire Blvd.
Penthouse Suite
Beverly Hills, CA 90212

Address for Delivery of Shares for Investing Entity (if not same as above):

Subscription Amount: $200,000

__________ shares of Common Stock

EIN Number:

[PURCHASER SIGNATURE PAGES TO JAVA DETOUR, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Absolute Octane Fund /s/ Florian Homm
Signature of Authorized Signatory of Investing Entity: Florian Homm
Name of Authorized Signatory: Chief Investment Officer
Title of Authorized Signatory:
Email Address of Authorized Entity:

Address for Notice of Investing Entity:

c/o Todd Ficeto
Hunter World Markets, Inc.
9300 Wilshire Blvd.
Penthouse Suite
Beverly Hills, CA 90212

Address for Delivery of Shares for Investing Entity (if not same as above):

Subscription Amount: $2,000,000

__________ shares of Common Stock

EIN Number:

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $10,000,000 of Securities from Java Detour, Inc., a Delaware corporation (the “Company”). All funds will be wired into a trust account maintained by City National Bank. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: November 30, 2006

I. PURCHASE PRICE

Gross Proceeds to be Received in Trust	$10,000,000.00

II. DISBURSEMENTS

Payee: Java Detour, Inc.
Summit Bank 2969 Broadway Oakland, CA 94611 ABA No.: 121138958 Account No.: 0120030390	$6,528,355.58

Summit Bank 2969 Broadway Oakland, CA 94611 (510) 839-8800 ABA No. 121138958 Account No. 1120 04092	$1,512,385.42

VectraBank 8000 E. Belleview Avenue Greenwood Village, CO 80111 (720) 947-7100 ABA No. 102003154 Account No. 4168916601 Beneficiary: AJ. Robbins, PC	$29,590.00

Mellon 1st Business Bank 1800 Avenue of the Stars Los Angeles, CA 90067 ABA No. 122038442 Account No. 050622428 Beneficiary: Kirkpatrick & Lockhart Nicholson Graham LLP General Office Account Reference No.: 1005630.0201	$120,000.00

Bank of America 100 West 33rd Street New York, NY ABA No. 026009593 Account No. 3750958331 FBO: RBC Dain Rauscher Further Credit: The Hunter Fund LTD	$560,000.00

Payee: Hunter World Markets, Inc.
Union Bank of California Century City, CA 90067 ABA No.: 122000496 Acct No: 20601 66768	$1,235,000.00

Trust Account Mercantile National Bank 1880 Century Park East Los Angeles, CA 90067-2103 Beneficiary: Troy & Gould Client Trust Account ABA No. 122239050 Account No. 001527290	$15,000.00

Total Amount Disbursed:	$10,000,000.00

Schedule of Purchasers

Purchaser’s Name	Share Amount	Investor Warrant Amount	Purchase Amount
Absolute Return Europe Fund	3,500,000	875,000	$3,500,000
European Catalyst Fund	2,500,000	625,000	$2,500,000
Absolute German Fund	1,500,000	375,000	$1,500,000
Absolute Large Cap Fund	300,000	75,000	$300,000
Absolute India Fund	200,000	50,000	$200,000
Absolute Octane Fund	2,000,000	500,000	$2,000,000

TOTAL:	10,000,000	2,500,000	10,000,000